Exhibit 99.1

The ONE Group Announces First Quarter 2017 Results

New York, NY – May 15, 2017– The ONE Group Hospitality, Inc. (“The ONE Group”) (NASDAQ: STKS), today announced its financial results for the first quarter ended March 31, 2017.

Highlights for the first quarter ended March 31, 2017 were as follows:

•	The first quarter marked our twelfth consecutive quarter of revenue growth;

•	Total GAAP revenue increased 24.6% to $20.4 million;

•	Comparable sales for owned and managed STK units* increased 2.7% during the quarter and after adjusting for the impact of leap day in 2016, same-store sales increased 3.6%.

•	Total food and beverage sales at owned and managed units* increased 18.0% to $41.6 million;

•	GAAP net loss attributable to The ONE Group Hospitality, Inc. for the quarter was $402,000 ($0.02 loss per share) as compared to a GAAP net loss of $457,000 ($0.02 loss per share) for the same period last year; and

•	Adjusted EBITDA increased 50.9% during the quarter to $1.6 million from $1.1 million from prior year. **

*Total food and beverage sales at owned and managed units, a non-GAAP measure, represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. For a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units and a discussion of why we consider it useful, see the financial information accompanying this release.

** Adjusted EBITDA, a non-GAAP measure, represents net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock based compensation and losses from discontinued operations and certain transactional costs. For a reconciliation of adjusted EBITDA to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see the financial information accompanying this release.

Jonathan Segal, CEO of The ONE Group noted, “We are delighted to report a 50% increase in our first quarter 2017 Adjusted EBITDA despite a very difficult time for the restaurant industry. We are equally pleased with a 2.7% increase in our same store sales for owned and managed units. Our marketing efforts are paying off along with the savings we are making across the Company. Throughout 2017, we will continue our focus on improving sales as well as managing costs in line with our new strategy.”

Segal continued, “As our growth strategy continues around an asset-light business model focused on management and licensing opportunities, we continue to take a strategic review of our Company and make the necessary changes within our business to target success for 2017 and beyond. These efforts could yield potential annual cost savings in excess of $2 million. That said, our development pipeline remains strong with four new international licensed deals scheduled to open this year. We believe we are on the right track to drive our brand forward and create long term value for all shareholders. ”

First Quarter 2017 Financial Results

Total owned unit net revenues increased 26.0% to $18.1 million in the first quarter of 2017 compared to $14.4 million in the first quarter of 2016. The increase was primarily due to the opening of the STK in Orlando (May 2016) and Denver (January 2017), partially offset by a decline in comparable sales from owned units. Comparable sales from owned STK units decreased 1.8% for the quarter.

Comparable sales from owned and managed STK units increased 2.7% for the quarter.

Management and incentive fee revenues increased 14.9% to $2.3 million in the first quarter of 2017 compared to $2.0 million in the first quarter of 2016. The increase was driven by an increase in management and incentive fees at the STK in Las Vegas and the ME Hotel in Milan as well as management fees at the STK in Toronto which opened at the end of September 2016.

Total food and beverage sales at owned and managed units increased 18.0% to $41.6 million compared to $35.2 million in the first quarter of 2016.

Adjusted EBITDA increased 50.9% during the first quarter of 2017 to $1.6 million from $1.1 million in the first quarter 2016.

GAAP net loss attributable to The ONE Group Hospitality, Inc. for the quarter was $402,000 ($0.02 loss per share) compared to GAAP net loss of $457,000 ($0.02 loss per share) for the same period last year

Adjusted net loss for the quarter was $114,000 ($0.00 loss per share) compared to adjusted net loss of $415,000 ($0.02 loss per share) in the first quarter of 2016. ***

*** Adjusted net loss, a non-GAAP measure, represents net loss before loss from discontinued operations, non-recurring gains and losses, non-cash impairment losses and stock based compensation. For a reconciliation of adjusted net loss to the most directly comparable financial measure presented in accordance with GAAP and a discussion of why we consider it useful, see the financial information accompanying this release.

Development Update

OWNED STK UNITS

2017 Opening

STK Denver

Projected 2017

STK San Diego

LICENSED UNITS

Projected 2017

STK Puerto Rico

STK Beach Puerto Rico

STK Dubai

STK Beach Dubai

STK Doha

Other Matters

The Company has appointed Linda Siluk to act as its interim CFO effective May 16, 2017. Ms. Siluk recently served as Chief Accounting Officer at Fairway Group Holdings Corp. and has been a senior financial executive in other retail companies as well.

Conference Call

The Company will host a conference call to discuss first quarter 2017 financial results today at 5:00 PM Eastern Time. Hosting the call will be Jonathan Segal, Chief Executive Officer, and Sam Goldfinger, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 201-493-6780; the passcode is 13661436. The replay will be available until June 15th, 2017.

About The ONE Group

The ONE Group (NASDAQ:STKS) is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities throughout the U.S. and Europe. ONE Hospitality, The ONE Group’s food and beverage hospitality services business, provides the development, management and operations for premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. For example, the statements related to the exploration of strategic alternatives and the potential results therefrom and the statements related to our strategic review of our operations targeting sources for 2017 and beyond are forward-looking. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) in the case of our exploration of strategic alternatives, our ability to identify and consummate a strategic transaction more enhancing of long-term stockholder value than continuing to execute our current strategy; (4) in the case of our strategic review of operations, our ability to successfully improve performance and cost, realize the benefits of our marketing efforts, and achieve improved results as we focus on developing new management and license deals; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed on April 5, 2017.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Results of Operations (in thousands, except share and per share data)

The following table sets forth certain statements of operations and comprehensive income data for the periods indicated:

	For the Three Months Ended March 31,
	2017	2016

Revenues:
Owned unit net revenues	$18,113.0	$14,379.9
Management and incentive fee revenue	2,313.7	2,014.1
Total revenue	20,426.7	16,394.0

Cost and expenses:
Owned operating expenses:
Food and beverage costs	4,674.1	3,528.8
Unit operating expenses	11,507.8	9,247.7
General and administrative, net	2,920.8	2,683.5
Depreciation and amortization	865.9	522.6
Pre-opening expenses	714.3	900.2
Lease termination expenses	28.2	-
Equity in income of investee companies	(45.3)	(82.6)
Derivative income	-	(100.0)
Interest expense (income), net of interest income	259.0	98.2
Other expense (income), net	11.9	225.0

Total cost and expenses	20,936.7	17,023.4

Loss from continuing operations before	(510.0)	(629.4)
benefit for income taxes

Benefit for income taxes	(16.7)	(66.0)

Loss from continuing operations	(493.3)	(563.4)

(Loss) income from discontinued operations, net of taxes	(106.2)	1.8

Net loss	(599.5)	(561.6)
Less: net loss attributable to
noncontrolling interest	(197.8)	(104.9)

Net loss attributable to THE ONE GROUP	$(401.7)	$(456.7)
Amounts attributable to THE ONE GROUP:
Loss from continuing operations	$(295.5)	$(458.5)
(Loss) income from discontinued operations, net of taxes	(106.2)	1.8
Net loss attributable to THE ONE GROUP	$(401.7)	$(456.7)

Net loss attributable to THE ONE GROUP	$(401.7)	$(456.7)
Other comprehensive loss
Currency translation adjustment	(56.2)	(21.4)

Comprehensive loss	$(457.9)	$(478.1)

Net loss per share attributable to THE ONE GROUP	$(0.02)	$(0.02)
Shares outstanding - basic and diluted	25,050,628	25,250,424

CONSOLIDATED BALANCE SHEET

(in thousands)

	March 31,	December 31,
	2017	2016

Assets
Current assets:
Cash and cash equivalents	$1,787.9	$1,597.8
Accounts receivable, net	5,326.2	4,959.8
Inventory	1,387.0	1,308.8
Other current assets	2,317.8	1,811.8
Due from related parties, net	708.4	415.8
Total current assets	11,527.3	10,094.0

Property & equipment, net	37,302.1	36,815.2
Investments	3,110.9	3,065.6
Deferred tax assets	51.9	51.0
Other assets	627.8	661.9
Security deposits	2,210.3	2,203.9
Total assets	$54,830.3	$52,891.6

Liabilities and Stockholders’ Equity
Current liabilities:
Cash overdraft	$1,316.1	$679.9
Long term debt, current portion	4,057.0	3,153.7
Accounts payable	6,146.0	3,761.8
Accrued expenses	4,279.9	5,549.6
Deferred license revenue	110.0	110.0
Deferred revenue	754.7	612.6
Total current liabilities	16,663.7	13,867.6

Long term debt, net of current portion	12,429.9	13,167.9
Due to related parties, long-term	1,197.4	1,197.4
Deferred license revenue, long-term	1,550.8	1,109.6
Deferred rent payable	16,135.6	16,170.6
Total liabilities	47,977.4	45,513.1

Stockholders’ equity	7,775.0	8,079.6
Noncontrolling interest	(922.1)	(701.1)
Total stockholders’ equity including noncontrolling interest	6,852.9	7,378.5

Total Liabilities and Stockholders’ Equity	$54,830.3	$52,891.6

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units, adjusted net income and adjusted EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. We believe that this measure also represents a useful internal measure of performance. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the Three Months Ended March 31,
	2017	2016
	(unaudited)	(unaudited)

Owned Unit Net Revenues (a)	$18,113.0	$14,379.9
Management and Incentive Fee Revenue	2,313.7	2,014.1
GAAP Revenues	20,426.7	16,394.0

Food and Beverage Sales from Managed Units (a)	23,455.2	20,846.2

Total Food and Beverage sales at Owned and Managed Units	$41,568.2	$35,226.1

(a)	Components of Total Food & Beverage Sales at Owned and Managed Units

Adjusted EBITDA. We define adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses and losses from discontinued operations (and certain transactional costs, in the case of the third quarter 2016). Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that adjusted EBITDA is a more appropriate measure of operating performance, as it provides a clearer picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use adjusted EBITDA, alongside other GAAP measures such as net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period.

The following table presents a reconciliation of net income to adjusted EBITDA for the periods indicated (in thousands):

	For the Three Months Ended March 31,
	2017	2016
	(unaudited)	(unaudited)

ADJUSTED EBITDA:
Net loss attributable to THE ONE GROUP	$(401.7)	$(456.7)
Net loss attributable to noncontrolling interest	(197.8)	(104.9)
Net loss	(599.5)	(561.6)
Interest expense, net of interest income	259.0	98.2
Benefit for income taxes	(16.7)	(66.0)
Depreciation and amortization	865.9	522.6
Deferred rent (1)	(37.5)	60.2
Pre-opening expenses	714.3	900.2
Lease termination expenses	28.2	-
Loss (income) from discontinued operations	106.2	(1.8)
Derivative income	-	(100.0)
Stock based compensation	153.3	144.0

ADJUSTED EBITDA	1,473.2	995.8

Non-controlling ADJUSTED EBITDA	(137.2)	(71.6)

THE ONE GROUP ADJUSTED EBITDA	$1,610.4	$1,067.4

(1) Deferred rent is included in occupancy expense on the statement of operations and comprehensive income.

Adjusted Net Loss. We define adjusted net loss as net loss before loss (income) from discontinued operations, non-recurring gains and losses, non-cash impairment losses, and stock based compensation. Adjusted net loss has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Adjusted net loss has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

We believe that adjusted net loss provides a clearer picture of our operating results by eliminating certain cash and non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business.

The following table presents a reconciliation of net income to adjusted net income for the periods indicated (in thousands, except share and per share data):

	For the Three Months Ended March 31,
	2017	2016
	(unaudited)	(unaudited)

ADJUSTED NET LOSS:

Net loss attributable to THE ONE GROUP	$(401.7)	$(456.7)
Net loss attributable to noncontrolling interest	(197.8)	(104.9)
Net loss	(599.5)	(561.6)
Loss (income) from discontinued operations	106.2	(1.8)
Derivative income	-	(100.0)
Lease termination expenses	28.2	-
Stock based compensation	153.3	144.0

Adjusted net loss	(311.8)	(519.4)

Non-controlling adjusted net loss	(197.8)	(104.9)

THE ONE GROUP adjusted net loss	$(114.0)	$(414.5)

Adjusted net loss per share - Basic and diluted	$(0.00)	$(0.02)
Shares outstanding - basic and diluted	25,050,628	25,250,424

Investor Contact:

Michelle Michalski, ICR

(646)277-1224